SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 30, 2005

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	06-1385548
(State or Other	(Commission File Number)	(I.R.S. Employee
Jurisdiction of Incorporation)		Identification Number)

Brandywine West, 1521 Concord Pike, Suite 301, Wilmington, Delaware 19803
(Address of Principal Executive Offices, including Zip Code)

        Registrant’s Telephone Number, including Area Code: 302-778-8227

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into a Material Definitive Agreement.

Item 5.02         Departure of Directors or Principal Officers; Election of Directors;
                          Appointment of Principal Officers.

Item 7.01          Regulation FD Disclosure.

        Effective April 1, 2005, GrafTech International Ltd. will realign its synthetic graphite and advanced carbon materials lines of business into two new lines of business: a graphite electrode line of business and an advanced carbon solutions line of business. The graphite electrode line of business will focus exclusively on graphite electrodes. The advanced carbon solutions line of business will include cathodes, carbon electrodes and refractories, and advanced synthetic graphite products. GrafTech’s natural graphite line of business will remain unchanged.

        Effective April 1, 2005, Pieter J. Barnard, age 55, is appointed President of the graphite electrode line of business. Scott C. Mason, age 46, is appointed President of the advanced carbon solutions line of business. These senior management appointments represent a reallocation of GrafTech's internal resources to capitalize on the talents and expertise of its executive team.

    Mr. Barnard joined GrafTech in 1972, serving in various positions in the graphite electrode business, including assignments as the General Manager, Graphite Electrode Business, Europe, Russia and South Africa as well as the Vice President of Electrodes for the Americas. From February 2000 until March 2003, Mr. Barnard was the Executive Vice President, Global Electrode Supply Chain. Since March 2003, Mr. Barnard has been engaged by the Company to manage the former advanced carbon materials line of business. In 2004, GrafTech paid Mr. Barnard $275,600 in consideration of these services, and reimbursed him $46,000 for business related travel expenses. Effective April 1, 2005, Mr. Barnard will join GrafTech as the President of the graphite electrode line of business.

        Since January 2003, Mr. Mason has served as President of the synthetic graphite line of business, including responsibilities for cathodes and advanced synthetic graphite products. From February 2001 through December 2002, he was Executive Vice President of GrafTech’s former Advanced Energy Technology division, including responsibilities for the carbon refractories product line. He also served as Chief Financial Officer and Vice President of the Advanced Energy Technology division from May 2000 to March 2001 and, prior to joining GrafTech, had extensive financial, operational and managerial experience with Union Carbide Corporation, most recently as its Vice President – Supply Chain.

        Like GrafTech’s other executive officers, effective April 1, 2005, Mr. Barnard will be party to an agreement that provides for severance compensation equal to 2.99 times his base salary and, with respect to U.S. employees, extended insurance coverage and reimbursement for certain excise tax liabilities (and income tax liabilities on this reimbursement). Under these agreements, GrafTech’s executive officers are entitled to the compensation if they are terminated (other than for cause) or resign for good reason within three years after a change of control (as defined in the agreement). Each of GrafTech’s executive officers is appointed to serve until his or her successor is duly appointed or his or her earlier removal or resignation from office.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date: March 26, 2005	By:/s/ Karen G. Narwold Karen G. Narwold Vice President, General Counsel, Human Resources & Secretary